Exhibit E

REPUBLIC OF TÜRKİYE

MINISTRY OF TREASURY AND FINANCE

Chief Legal Advisory and Directorate General of Trials

The Republic of Türkiye

Ministry of Treasury and Finance

Ankara/TÜRKİYE

September 30, 2026

Re:	The Republic of Türkiye

Registration Statement No. 333-275976

Ladies and Gentlemen:

I, Chief Legal Advisor and Director General of Trials, Ministry of Treasury and Finance, the Republic of Türkiye, have reviewed the above-referenced Registration Statement (the “Registration Statement”), the Prospectus dated April 19, 2024 (the “Prospectus”), the Prospectus Supplement dated September 23, 2026 (the “Prospectus Supplement”), the Fiscal Agency Agreement dated as of March 23, 2015, as amended by Amendment No. 1 dated March 15, 2017, between the Republic of Türkiye (the “Republic”) and The Bank of New York Mellon (the “Fiscal Agency Agreement”), and the Underwriting Agreement dated as of September 23, 2026 (the “Underwriting Agreement”) by and among the Republic, BNP PARIBAS, Citigroup Global Markets Limited, ING Bank N.V., and J.P. Morgan Securities plc, pursuant to which the Republic has issued and offered for sale 7.500% notes due January 30, 2037 (the “Notes”) in the aggregate principal amount of $1,500,000,000.

The issuance of the Notes has been authorized pursuant to the provisions of Articles 4 and 7 of the Law Regarding the Regulation of Public Finance and Debt Management of the Republic (Law No. 4749).

It is my opinion that the Notes have been duly authorized and when duly executed and delivered by the Republic, authenticated in accordance with the Fiscal Agency Agreement and delivered by and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Republic under and with respect to the present laws of the Republic.

I consent to the filing of this opinion as an exhibit to the Annual Report of the Republic of Türkiye on Form 18-K and to the use of my name and the making of statements with respect to me which are set forth under the caption “Validity of the Securities” in the Prospectus forming a part of the Registration Statement, and appearing under the caption “Legal Matters” in the Prospectus Supplement forming a part of the Registration Statement.

[Signature Page Follows]

Very truly yours,

/s/ Hakan GÜZEL
Hakan GÜZEL
Chief Legal Advisor and Director General of Trials

Ministry of Treasury and Finance
The Republic of Türkiye

[Signature Page to the Turkish Validity Opinion]